FORT JAMES CORPORATION
                             COMPENSATION COMMITTEE
                                UNAMIOUS CONSENT


                  WHEREAS, the Compensation Committee of the Board of Directors has determined that it is necessary and desirable to amend the James River Corporation of Virginia 1987 Stock Option Plan (1993 Amendment and Restatement) (the "Plan"), as permitted by Section 11 of the Plan.

                  NOW, THEREFORE, BE IT RESOLVED, effective as of the date hereof, Section 6(b) of the Plan is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in the Plan or a stock option agreement to the contrary, and except to the extent the Plan or a stock option agreement provides for a longer period of exercise upon a termination of employment, if a Participant's employment is terminated by the Participant's employer other than for cause, or by the Participant for "Good Reason" under an employment agreement (to the extent the Participant has such an agreement), in either case during the three (3) years following a Change of Control, each Option held by such Participant may be exercised until the earlier of (1) three
                  (3) years following the Change of Control and (2) the expiration of the original term of the Option."

                  Except as expressly modified hereby, the terms and provisions of the Plan shall remain full force and effect.

                  WHEREAS, the Compensation Committee of the Board of Directors have determined that it is necessary and desirable to amend the Fort James Corporation 1996 Stock Incentive Plan (as Amended) (the "Plan"), as permitted by Section 14 of the Plan.

                  NOW, THEREFORE, BE IT RESOLVED, effective as of the date hereof, Section 6(e) of the Plan is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in the Plan or a stock option agreement to the contrary, and except to the extent the Plan or a stock option agreement provides for a longer period of exercise upon a termination of employment, if a Participant's employment is terminated by the Participant's employer other than for cause, or by the Participant for "Good Reason" under an employment agreement (to the extent the Participant has such an agreement), in either case during the three (3) years following a Change of Control, each Option held by such Participant may be exercised until the earlier of (1) three
                  (3) years following the Change of Control and (2) the expiration of the original term of the Option."

                  Except as expressly modified hereby, the terms and provisions of the Plan shall remain full force and effect.


                  This Consent shall be effective as of July 13, 2000.


         By:/s/ Barbara L. Bowles                           July 18, 2000
                Barbara L. Bowles                                Date


         By:/s/ William T. Burgin                           August 4, 2000
                William T. Burgin                                Date


         By:/s/ Worley H. Clark, Jr.                        July 27, 2000
                Worley H. Clark, Jr.                             Date


         By:/s/ William V. Daniel                           July 17, 2000
                William V. Daniel                                Date


         By:/s/ Robert M. O'Neil                            July 17, 2000
                Robert M. O'Neil                                 Date


EX-10(b) RESTATED SUPPLEMENTAL RETIREMENT PLAN


                             FORT JAMES CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN
                               FOR MILES L. MARSH
                               (2000 Restatement)

1. Purpose. The Plan is an amendment and restatement of the Fort James Corporation Supplemental Retirement Plan for Miles L. Marsh (previously the James River Corporation of Virginia Supplemental Retirement Plan for Miles L. Marsh), originally effective as of May 1, 1997 and previously restated as of August 12, 1997. The Plan is an unfunded deferred compensation arrangement established for the benefit of Miles L. Marsh ("Executive"), one of a select group of management or highly compensated employees. The Plan is intended to be exempt from the participation, vesting, funding and fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended. The Board has determined that the benefits to be paid to Executive constitute reasonable compensation for the services rendered and to be rendered by such Executive. This amendment and restatement is effective as of January 1, 1999 to reflect changes to the Pension Plan.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:
         (a) "Actuarial Equivalent" means an amount or benefit equal in value to the aggregate amounts expected to be received under different forms of payment based on assumptions as to the occurrence of future events. The future events to be taken into account are mortality for Executive, mortality for Beneficiaries, and an interest discount for the time value of money. For this Plan, the actuarial assumptions are the same as those used to determine the "Actuarial Equivalent" in the Pension Plan at the time that the Actuarial Equivalent is being determined.
         (b) "Basic Benefit" means the lifetime annual benefit payable to Executive pursuant to Section 3(a).
         (c) "Beneficiary" means the person or entity who is to receive benefits attributable to Executive under the Pension Plan after Executive's death.
         (d)      "Board" means the Board of Directors of the Company.
         (e) "Cause" means fraud or material misappropriation with respect to the business or assets of the Company; persistent refusal or willful failure of the Executive to perform his duties and responsibilities to the Company which continues after the Executive receives written notice of such refusal or failure; willful misconduct that materially harms or has the potential to cause material harm to the Company; breach of a fiduciary duty which has a material adverse effect on the Company; conviction of a felony or crime involving moral turpitude; or the use of drugs or alcohol that interferes materially with the Executive's performance of his duties.
         (f)      "Change of Control" means:
                  (i) the acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Securities Exchange Act of 1934 (the "Act")) of 20% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term "unrelated person" means any person other than (x) the Company and its subsidiaries, (y) an employee benefit plan or trust of the Company or its subsidiaries, and (z) a person who acquires stock of the
                           Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Act;
                  (ii) any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, after which the persons who were directors of the Company before such transactions cease to constitute a majority of the Board of
                           Directors of the Company or any successor to the Company.
         (g)      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations thereunder.
         (h)      "Committee" means the Compensation Committee of the Board.
         (i) "Company" means Fort James Corporation or any successor by merger or otherwise.
         (j)      "Compensation" means an amount equal to the sum of:
                  (i) twelve times Executive's monthly salary at the highest rate in effect during the Plan Year in which Executive Retires, and
                  (ii) the highest annual bonus paid with respect to any of the five years prior to the year in which Executive Retires.
                  The term "Compensation" does not include income recognized upon the exercise of any stock option granted by the Company or any subsidiary of the Company, and any Company contributions for benefits under this Plan or any other plan of deferred compensation maintained by the Company or any subsidiary of the Company. The term "Compensation" also does not include special allowances, such as amounts paid to
                  Executive during an authorized leave of absence, moving expenses, car expenses, tuition reimbursement, meal allowances, the cost of excess group life insurance income includable in taxable income, and similar items. The term "Compensation" includes any salary or cash incentive compensation that Executive defers under any plan of deferred compensation maintained by the Company or any subsidiary of the Company.
         (k) "Employment Agreement" means the Amended and Restated Employment Agreement between the Company and Executive, dated June 10, 1997 (or any successor agreement).
         (l) "Normal Retirement Date" means the first day of the month coinciding with or next following the date on which Executive attains age 55.
         (m) "Pension Benefit" means the benefit payable to Executive under the Pension Plan as a single life annuity at Retirement.
         (n) "Pension Plan" means the Fort James Corporation Pension Plan for Salaried and Other Non-Bargaining Unit Employees, as amended and in effect from time to time.
         (o) "Plan" means the Fort James Corporation Supplemental Retirement Plan for Miles L. Marsh.
         (p)      "Plan Year" means a calendar year.
         (q) "Preretirement Death Benefit" means an amount payable to Executive's surviving Spouse pursuant to Section 8 in the event of Executive's death before his Retirement while employed by the Company.
         (r) "Retirement" or "Retires" means any termination of Executive's employment for reasons other than death or Cause.
         (s) "Service" means years of employment in years and completed full months with the Company or any subsidiary of the Company.
         (t) "Social Security Benefit" means the benefit payable to Executive under the Social Security Act at the time of Executive's Retirement. The Social Security Benefit shall not be adjusted for any earnings of Executive after Retirement or for any cost of living increases to Executive's benefits under the Social Security Act. In computing the benefit offsets pursuant to Section 3(c), if Executive becomes entitled to benefits under this Plan before he is eligible to receive benefits under the Social Security Act, his Social Security Benefit means the amount of the benefit that will be payable at the earliest date when benefits could become payable to Executive under the Social Security Act, based solely on amounts accrued or earned for purposes of the Social Security Act at the time of Executive's Retirement, as determined by the Committee.
         (u) "Spouse" means the person who is Executive's "spouse," as such term is defined in the Pension Plan.

3.       Benefits at Retirement.
         (a) The Basic Benefit. If Executive Retires, he will be entitled to receive a Basic Benefit which shall be a lifetime annual benefit (payable monthly) beginning on the date of his
                  Retirement that is equal to 50% of his Compensation, subject to the adjustments and offsets described in Section 3(b), (c) and (d) below. If Executive Retires at any time after his Normal Retirement Date, his Basic Benefit shall be at least equal to the benefit that he would have received had he retired as of his Normal Retirement Date, subject to the adjustments and offsets described in Section 3(b), (c) and
                  (d).
         (b) Service Adjustment. If at the time of Retirement Executive has completed fewer than 6 years and 10 months of Service, the amount of the Basic Benefit determined in Section 3(a) shall be reduced proportionately to the extent that Executive has less than 6 years and 10 months of Service. This service adjustment shall be made prior to the benefit offset in
                  Section 3(c).
         (c) Benefit Offsets. The amount of the Basic Benefit determined under Sections 3(a) and (b) shall be offset by the sum of the amount of Executive's Pension Benefit and the amount of Executive's Social Security Benefit. The amount of offset for Social Security Benefit shall not affect the Basic Benefit until amounts are first payable to Executive under the Social Security Act.
         (d) Form of Benefit Adjustment. If instead of a lifetime annual benefit Executive elects to receive the Basic Benefit in one of the optional forms of payment permitted under the Pension Plan other than a lump sum, the Basic Benefit shall be actuarially adjusted in accordance with the factors, methods and assumptions then used under the Pension Plan for determining optional forms of benefit payments (an "Equivalent Benefit" as defined in the Pension Plan). If instead of a lifetime annual benefit Executive elects to receive the Basic Benefit as a lump sum, the lump sum shall be the Actuarial Equivalent of the Basic Benefit payable immediately.

4. Commencement and Form of Benefit. Executive may elect when payment of his Basic Benefit will commence after Retirement. Executive may elect to have his benefit under this Plan paid in any one of the forms of payment described in the Pension Plan. Any election shall be made at least six months prior to the date of payment. If payment of Executive's benefit is to commence before his Normal Retirement Date, the amount determined under Section 3 shall be further adjusted to reflect the earlier payment commencement date and longer period of payment. If commencement of Executive's Basic Benefit occurs before his Normal Retirement Date, his Basic Benefit will be reduced by the appropriate percentage below (calculated monthly) based on Executive's age at commencement of his benefits.
                           Age                             Reduction Percentage
                           ---                             --------------------
                           54                                       4%

                           53                            additional 4%

                           52 or younger                 additional 6% per year

5. Benefit Enhancements Upon Change of Control. If a Change of Control occurs, the following adjustments and enhancements will apply:
         (a) Benefit Accrual. At Retirement, Executive will be credited with an additional two full years of Service for purposes of
                  Section 3(b).
         (b)      Benefit Rate  Increase.  The Basic  Benefit  determined  under
                  Section 3(a) shall be increased to (i) 105% of the Basic Benefit if Executive Retires at age 54, and (ii) 110% of the Basic Benefit if Executive Retires at or after his Normal Retirement Date.
         (c) Payment Reduction Factors. If payment of Executive's benefit begins before Executive has attained his Normal Retirement Date, the reduction factors for early payment set forth in
                  Section 4 shall not apply.
         (d) Lump Sum Payment. The Actuarial Equivalent of the Basic Benefit payable immediately shall be paid in a single lump sum.
         (e) No Forfeiture on Termination for Cause. If Executive is terminated for Cause, his rights under the Plan shall be determined as if the termination were not for Cause.

6. Service Crediting Upon Certain Terminations of Employment. If Executive experiences a termination of employment which under the terms of Executive's Employment Agreement entitles Executive to be credited with additional full years of Service for purposes of calculating the benefits payable to Executive under the Employment Agreement, Executive shall be credited with an identical number of full years of Service for purposes of calculating Executive's benefits under this Plan.

7. Termination of Employment for Cause. If Executive's employment is terminated by the Company or a subsidiary of the Company for Cause, as determined by the Committee, and a Change of Control has not occurred, Executive's rights under the Plan shall immediately terminate and neither Executive nor his Spouse shall be entitled to any benefit under the Plan.

8.       Death Before Retirement/Preretirement Death Benefit.
         (a) If Executive dies before Retirement and while still an employee of the Company or a subsidiary of the Company, Executive's Spouse shall be entitled to receive a Preretirement Death Benefit beginning with the first day of the month coinciding with or next following the date of the Executive's death. The Preretirement Death Benefit is a lifetime annual benefit (payable monthly) equal to 50% of the Basic Benefit (determined under Sections 3(a) and (b), before the offset and adjustment under Section 3(c) and (d), and with adjustments and enhancements pursuant to Section 5, if applicable) that would have been payable to Executive had he Retired the day before his death.
         (b) The monthly Preretirement Death Benefit payment will then be reduced by an amount equal to the sum of the surviving Spouse's preretirement monthly benefit when payable under the Pension Plan and the Spouse's monthly benefit when payable under the Social Security Act, as determined by the Committee. If as to the Executive and his Spouse the preretirement death benefit provisions of the Pension Plan do not apply, the Preretirement Death Benefit will be reduced at the time and in the amount equal to the preretirement death benefit under the Pension Plan that would have otherwise been payable to the Spouse if it had applied.
         (c) The surviving Spouse may elect to receive the Preretirement Death Benefit as a lump sum that is the Actuarial Equivalent of the Preretirement Death Benefit. The election must be made within six months of Executive's death. The election shall be subject to the approval of the Committee, in its sole discretion, based on the best interests of the Company.

9. Exclusion from Supplemental Benefit Plan. The benefit provided to Executive and his Spouse under the Plan are in lieu of benefits that might otherwise be available to Executive and his Spouse, or either of them, under the Company's Supplemental Benefit Plan (or any of its component parts), as amended and restated, or as later amended, and Executive's participation in the Plan and the attendant benefit available to Executive and his Spouse that thereby accrue, constitutes a waiver of all his and his Spouse's rights under the Supplemental Benefit Plan.

10.      Administration.
         (a) This Plan shall be administered by the Committee. Subject to the Plan's provisions, the Committee may adopt rules and regulations necessary to carry out the Plan's purposes, including rules concerning the timing of elections for benefit commencement and benefit forms. The amount of and entitlement to the payment of benefits under, and the general administration of, this Plan with respect to the computation and entitlement to benefits in determining offsets and adjustments shall be determined by the provisions of the Pension Plan, and the rules, regulations and interpretations adopted in administering the Pension Plan. Beneficiary designations made with respect to benefits payable under the Pension Plan shall apply to this Plan unless otherwise specifically designated by the Executive.
         (b) If for any reason a benefit under the Plan is not paid when due, the individual entitled to the benefit may file a written claim with the Committee. If the claim is denied or if no response is received within 90 days (in which case the claim will be deemed to have been denied), the individual may appeal the denial to the Committee within 60 days of the denial. In pursuing an appeal, an individual may request that the Committee review the denial and the individual may review pertinent documents and submit issues and comments in writing. A decision on appeal will be made within 60 days after the appeal is made, unless special circumstances require the Committee to extend the period for another 60 days.

11. Restrictions and Transfer. Any benefits to which Executive or his Spouse or Beneficiary may become entitled under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance, and any attempt to do so is void. Benefits are not subject to attachment or legal process for the debts, contracts, liabilities, engagements or torts of Executive or his Spouse or Beneficiary. This Plan does not give Executive or his Spouse or Beneficiary any interest, lien, or claim against any specific assets of the Company, and they have only the rights of a general creditor of the Company.

12. Amendment and Termination. The Board may amend the Plan at any time; provided that the Plan may not be terminated and no amendment may be made to the Plan that would adversely affect the right of Executive or his Spouse or Beneficiary to receive a benefit under the Plan or which would reduce the amount of any benefit payable under the Plan, unless Executive (or his Spouse or Beneficiary following his death) has provided prior written consent to such termination or amendment.

13. Method of Payment of Benefits. The Company has the obligation to pay all benefits provided for in the Plan as they become due. Without affecting its obligations to or rights of Executive under the Plan, the
          Company may establish a grantor trust (within the meaning of Sections
         671 through 679 of the Code) for Executive and deposit funds with the trustee of such trust for investment to provide the benefits to which the Executive (or the Executive's Spouse or Beneficiary) may be entitled under the Plan. The funds deposited with the trustee or trustees of any such trust, and the earnings thereon, will be dedicated to the payment of the benefits under the Plan but shall remain subject to the claims of the general creditors of the Company. The Company shall pay the expenses of establishing and maintaining such trust.
         When Executive (or Executive's Spouse or Beneficiary) becomes eligible for payment of benefits under the Plan, such benefits will be paid out of the trust fund or funds unless paid directly by the Company.

14. Construction. This Plan shall be construed in accordance with the laws of the Commonwealth of Virginia. The headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provision. If a provision of this Plan is not valid, that invalidity does not affect other provisions.

          WITNESS the following signatures.
                                        FORT JAMES CORPORATION


                                        By:/s/ Robert M. O'Neil
                                               Robert M. O'Neil,
                                               Chairman, Compensation Committee
Dated: August 17, 2000



                                        By:/s/ Miles L. Marsh
                                               Miles L. Marsh
Dated: August 16, 2000